UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2019

INDUSTRIAL LOGISTICS PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-38342	82-2809631
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1460
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

In this Current Report on Form 8-K, the terms “we,” “us” and “our” refer to Industrial Logistics Properties Trust and certain of its subsidiaries, unless the context indicates otherwise.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 9, 2019, we completed the acquisition of our previously announced acquisition of a portfolio of 18 properties from certain indirect subsidiaries of Cole Office & Industrial REIT (CCIT II), Inc., an unaffiliated third party, for a purchase price of $624.7 million, excluding acquisition related costs and including the assumption of $57.0 million of mortgage debt.

Item 8.01. Other Events.

As previously disclosed, on February 14, 2019, we completed the acquisition of seven of the properties in our previously announced acquisition of a portfolio of eight properties from certain subsidiaries of GPT Operating Partnership LP, an unaffiliated third party, for a purchase price of $249.5 million, excluding acquisition related costs. On April 2, 2019, we completed the acquisition of the remaining property in the portfolio for a purchase price of $30.5 million, excluding acquisition related costs.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

No financial statements are being filed with this report. Any required financial statements in connection with the acquisition described in Item 2.01 will be filed by amendment pursuant to Item 9.01(a)(4) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

No pro forma financial information is being filed with this report. Any required pro forma financial information in connection with the acquisition described in Item 2.01 will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Richard W. Siedel, Jr.
	Name:	Richard W. Siedel, Jr.
	Title:	Chief Financial Officer and Treasurer

Dated: April 11, 2019

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